SCHEDULE 14A

(Rule 14(a)-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Charles River Associates Incorporated

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

CHARLES RIVER ASSOCIATES INCORPORATED

Notice of Annual Meeting of Stockholders

to be held on April 26, 2002

       Charles River Associates Incorporated hereby gives notice that it will hold its annual meeting of stockholders at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th floor, Boston, Massachusetts on Friday, April 26, 2002, beginning at 10:00 A.M., local time, for the following purposes:

1.	To consider and vote upon the election of three Class I directors;

2.	To amend our 1998 Incentive and Nonqualified Stock Option Plan to increase the number of shares of common stock that we may issue under our plan from 1,870,000 to 2,470,000 and to add a provision automatically increasing the maximum number of shares on an annual basis by the lesser of 400,000 shares or 4% of the number of shares of common stock outstanding at the end of each fiscal year;

3.	To ratify the appointment by the board of directors of Ernst & Young LLP as our independent public accountants for the current fiscal year; and

4.	To transact such further business as may properly come before the annual meeting or any adjournment thereof.

      Our board of directors has fixed the close of business on Thursday, March 21, 2002, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Only stockholders of record on March 21, 2002 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof.

By order of the board of directors,

Peter M. Rosenblum
Clerk

Boston, Massachusetts

March 22, 2002

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.

CHARLES RIVER ASSOCIATES INCORPORATED

200 Clarendon Street
Boston, Massachusetts 02116
(617) 425-3000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on April 26, 2002

       This proxy statement relates to the 2002 annual meeting of stockholders of Charles River Associates Incorporated. The annual meeting will take place as follows:

           Date:   April 26, 2002

           Time:   10:00 A.M.

Place:	Foley, Hoag & Eliot LLP One Post Office Square 16th Floor Boston, Massachusetts

      Our board of directors is soliciting proxies for the annual meeting and any and all adjournments of the annual meeting. The shares represented by your properly signed proxy will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered. You may revoke your proxy at any time before it has been exercised.

      We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about March 26, 2002.

ANNUAL MEETING OF STOCKHOLDERS
Purpose of the annual meeting
Record date
Quorum
Vote required; tabulation of votes
Solicitation of proxies
PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND DIRECTORS
Executive officers and directors
Committees and meetings of the board
Compensation committee interlocks and insider participation
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director compensation
Executive compensation
Summary compensation table
Agreements with executive officers
REPORT OF THE COMPENSATION COMMITTEE
Compensation committee report on executive compensation
Performance graph
TRANSACTIONS WITH RELATED PARTIES
Stock restriction agreement
Payments to directors
Loans to executive officers
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal stockholders
PROPOSAL TWO
AMENDING OUR 1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN TO INCREASE THE TOTAL NUMBER
OF SHARES THAT WE MAY ISSUE UNDER THE PLAN
Purpose of the plan
Summary of the plan
Summary of the United Kingdom approved part of the plan
New plan benefits
Historical Option Grants 1998 Incentive and Nonqualified Stock Option Plan
New Plan Benefits 1998 Incentive and Nonqualified Stock Option Plan
REPORT OF THE AUDIT COMMITTEE
PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
Audit fees
Financial information systems design and implementation fees
All other fees
Ratification of appointment
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
AVAILABLE INFORMATION

PROXY STATEMENT

i

ANNUAL MEETING OF STOCKHOLDERS

Purpose of the annual meeting

      At the annual meeting, we will submit the following three proposals to the stockholders:

Proposal One:	To elect three Class I directors, each for a three-year term;

Proposal Two:	To amend our 1998 Incentive and Nonqualified Stock Option Plan to increase the number of shares of common stock that we may issue under the plan from 1,870,000 to 2,470,000 and to add a provision automatically increasing the maximum number of shares on an annual basis by the lesser of 400,000 shares or 4% of the number of shares of common stock outstanding at the end of each fiscal year; and

Proposal Three:	To ratify the appointment of Ernst & Young LLP as our independent public accountants for fiscal 2002.

      Our board of directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that properly may be presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

      Our board of directors has fixed the close of business on Thursday, March 21, 2002, as the record date for the annual meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of the annual meeting and to vote at the annual meeting. At the close of business on the record date, there were issued and outstanding 9,048,605 shares of our common stock. Each share of common stock outstanding on the record date will be entitled to cast one vote.

Quorum

      Our by-laws provide that a quorum consists of a majority in interest of all shares of common stock issued, outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. In general, votes withheld from any nominee for election as director, abstentions, if applicable, and broker “non-votes,” if applicable, are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A “non-vote” occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Vote required; tabulation of votes

      A plurality of the votes properly cast at the annual meeting will be necessary to elect each Class I director (Proposal One). A majority of the votes properly cast at the annual meeting will be necessary to approve the amendment of our 1998 Incentive and Nonqualified Stock Option Plan in order to increase the number of shares of common stock that may be issued under the plan (Proposal Two) and to ratify the appointment of our independent accountants (Proposal Three). Abstentions and broker “non-votes” will not be included in calculating the number of votes cast on any proposal.

      Our transfer agent, EquiServe, will tabulate the votes at the annual meeting. EquiServe will tabulate separately the vote on each matter submitted to stockholders.

Solicitation of proxies

      No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

PROPOSAL ONE

ELECTION OF DIRECTORS

      Proposal One concerns the election of three directors.

      Our board of directors currently consists of eight directors and is divided into three classes as nearly equal in size as practicable. We refer to these classes as Class I, Class II and Class III. Directors serve for a term of three years and until their successors are duly elected and qualified.

      Our board of directors has nominated each of William F. Concannon, Rowland T. Moriarty and Steven C. Salop to serve as a Class I director for a three-year term. Each of them currently serves as a Class I director, and their current terms will expire at the annual meeting. In addition, Dr. Moriarty serves as our vice chairman of the board of directors. Our stockholders most recently elected Drs. Moriarty and Salop as directors at our annual meeting of stockholders in April 1999. Our board of directors elected Mr. Concannon as a Class I director on June 1, 2000 to fill a newly created vacancy on our board.

      Mr. Concannon and Drs. Moriarty and Salop have each agreed to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any of them is unable or declines to serve as a Class I director at the time of the annual meeting, proxies will be voted for another nominee that our board will designate at that time.

      Our board of directors recommends that you vote FOR the election of Mr. Concannon and Drs. Moriarty and Salop as Class I directors.

EXECUTIVE OFFICERS AND DIRECTORS

Executive officers and directors

      Our executive officers and directors are as follows:

Name	Age	Position

Franklin M. Fisher(1)	67	Chairman of the board
Rowland T. Moriarty(1)(2)	55	Vice chairman of the board
James C. Burrows	58	President, chief executive officer and director
Michael J. Tubridy	46	Chief financial officer, executive vice president and treasurer
J. Phillip Cooper	58	Executive vice president
Robert J. Larner	60	Executive vice president
C. Christopher Maxwell	47	Executive vice president
William F. Concannon(2)(3)	46	Director
Carl Kaysen(3)	82	Director
J. Robert S. Prichard(3)	53	Director
Steven C. Salop	55	Director
Carl B. Shapiro	47	Director

(1)	Member of the governance committee

(2)	Member of the compensation committee

(3)	Member of the audit committee

      Franklin M. Fisher has served as an outside expert and a director since 1967. Since April 1997, Dr. Fisher has served as our chairman of the board of directors. Dr. Fisher has been a professor of economics at the Massachusetts Institute of Technology since 1965, and the president and sole employee of FMF, Inc., an economic consulting firm, since 1980. Dr. Fisher is also a director of the National Bureau of Economic Research. He received his Ph.D. in economics from Harvard University in 1960.

      Rowland T. Moriarty has served as a director since 1986 and as our vice chairman of the board of directors since December 1992. Dr. Moriarty is also a director and stockholder of NeuCo, Inc., one of our subsidiaries. Dr. Moriarty has served as chairman and chief executive officer of Cubex Inc., an international marketing consulting firm, since 1992. Dr. Moriarty was a professor at the Harvard Business School from 1981 to 1992, where he received his D.B.A. in marketing in 1980. He is a director of Staples, Inc. and Trammell Crow Corporation.

      James C. Burrows joined us in 1967 and has served as our president and chief executive officer since March 1995 and as a director since April 1993. Dr. Burrows is also a director of NeuCo. From December 1992 to February 2001, Dr. Burrows directed our legal and regulatory consulting practice. From 1971 to March 1995, Dr. Burrows served as a vice president and from June 1987 to December 1992 also directed our economic litigation program. Dr. Burrows received his Ph.D. in economics from the Massachusetts Institute of Technology in 1970.

      Michael J. Tubridy has served as our chief financial officer, executive vice president and treasurer since September 2001. Mr. Tubridy is also the managing general partner of Cypress Point Partners, LLC, a venture capital and consulting firm he co-founded in May 2000. Mr. Tubridy previously served as vice president of finance and treasurer of Viant Corporation, an Internet professional services firm, from March 1999 until April 2000 and as Viant’s chief financial officer and vice president of finance and administration from December 1997 to March 1999. Prior to that, he served as a consultant to Physiometrix, Inc., a medical device company, from September to December 1997, and as Physiometrix’s chief financial officer and vice president of finance and administration from November 1994 to September 1997. Mr. Tubridy holds a B.S. in engineering from the University of Rhode Island and an M.S. in accounting from Northeastern University. Mr. Tubridy is a certified public accountant.

      J. Phillip Cooper has served as our executive vice president since February 2001. Dr. Cooper previously served as our vice president of corporate development from May 2000 to February 2001. From November 1995 to May 2000, Dr. Cooper served as president of Kona Bay Associates, a consulting company. From August 1999 to May 2000, Dr. Cooper also served as chief executive officer of e-VIP, Inc., a boutique investment banking company, and from November 1996 to July 1997, as chief executive officer of Newstar Technologies, Inc., an e-commerce, banking and real estate software company. Dr. Cooper received his Ph.D. in economics and finance from the Massachusetts Institute of Technology in 1972.

      Robert J. Larner has served as our executive vice president since February 2001. Dr. Larner served as a vice president from December 1979 to February 2001. Dr. Larner also served as a director from April 1981 to March 1982 and from April 1988 to March 1989. Dr. Larner received his Ph.D. in economics from the University of Wisconsin in 1968.

      C. Christopher Maxwell has served as our executive vice president since February 2001. Dr. Maxwell previously served as a vice president from April 1992 to February 2001. Dr. Maxwell received his Ph.D. in economics from Harvard University in 1983.

      William F. Concannon has served as a director since June 2000. Since February, 2001, Mr. Concannon has been the president of the global services group of Trammell Crow Company, a diversified commercial real estate firm, where he has been a director since 1991. Mr. Concannon has been president and chief executive officer of Trammell Crow Corporate Services, a real estate company, since July 1991. Mr. Concannon received his B.S. in accounting from Providence College in 1977.

      Carl Kaysen has served as a director since 1986. From December 1992 to April 1997, Dr. Kaysen served as chairman of our board of directors. Since 1990, Dr. Kaysen has been professor emeritus of political economy in the School of Humanities and Social Science at the Massachusetts Institute of Technology. Dr. Kaysen received his Ph.D. in economics from Harvard University in 1954.

      J. Robert S. Prichard has served as a director since June 2000. Mr. Prichard has been the chief operating officer of Torstar Corporation, a publishing company, since July 2001. Mr. Prichard served as a professor of law and public policy and the president emeritus of the University of Toronto from July 2000 to July 2001. From July 1990 to June 2000, he served as president of the University of Toronto. He is also a member of the advisory board of the World Bank Institute, a national trustee of the NeuroScience Canada Foundation, chair of the advisory council of the Centre for Comprehensive Research in Childhood Cancer of the Pediatric Oncology Group of Ontario, and a director of Historica. Mr. Prichard studied economics at Swarthmore College, and received an M.B.A. in finance and international business from the University of Chicago’s Graduate School of Business in 1971, an L.L.B. from the University of Toronto in 1975 and an L.L.M. from Yale Law School in 1976. Mr. Prichard is a director of Bank of Montreal, Four Seasons Hotels Inc., George Weston Limited, and Onex Corporation.

      Steven C. Salop has served as a director since September 1998 and as an outside expert since 1987. Dr. Salop has been professor of economics and law at the Georgetown University Law Center since August 1982. Dr. Salop has been the president of Salop Enterprises Inc., an economic consulting firm, since 1982. Dr. Salop previously served on our board of directors from June 1993 to April 1998. Dr. Salop received his Ph.D. in economics from Yale University in 1972.

      Carl B. Shapiro has served as a director since June 2000 and as an outside expert since December 1998. Since 1990, Dr. Shapiro has been a professor of business strategy at the Haas School of Business at the University of California at Berkeley. Since 1998, he has also been the director of the Institute of Business and Economic Research at U.C. Berkeley. In October 1996, he co-founded The Tilden Group, LLC, an economic consulting firm that we acquired in December 1998. From August 1995 to June 1996, Dr. Shapiro served as Deputy Assistant Attorney General for Economics in the Antitrust Division of the

United States Department of Justice. Dr. Shapiro received his Ph.D. in economics from the Massachusetts Institute of Technology in 1981.

      Our board of directors is divided into three classes, one class of which is elected each year at the annual meeting of stockholders to hold office for a term of three years. Mr. Concannon and Drs. Moriarty and Salop serve as Class I directors; their terms of office expire in 2002. Dr. Kaysen and Mr. Prichard serve as Class II directors; their terms of office expire in 2003. Drs. Fisher, Burrows and Shapiro serve as Class III directors; their terms of office expire in 2004. Each director also continues to serve as a director until his or her successor is duly elected and qualified. Our executive officers are elected by, and serve at the discretion of, our board of directors.

      There are no family relationships among our directors and executive officers.

Committees and meetings of the board

      During the fiscal year ended November 24, 2001, our board of directors met four times and acted by unanimous written consent thirteen times. Other than Dr. Fisher, no director attended fewer than 75% of the total number of meetings held by the board and the committees of the board on which he served.

      Our board of directors has a compensation committee, an audit committee and a governance committee. Our compensation committee is currently composed of Mr. Concannon and Dr. Moriarty. Our compensation committee met five times during fiscal 2001. Our audit committee is currently composed of Messrs. Concannon and Prichard and Dr. Kaysen. Our audit committee met four times during fiscal 2001. Our governance committee, currently composed of Drs. Fisher and Moriarty, nominates persons to serve as directors. Our governance committee may consider nominees recommended by stockholders, but has established no formal procedures for stockholders to follow to submit recommendations. Our governance committee met twice during fiscal 2001.

Compensation committee interlocks and insider participation

      Our compensation committee is currently composed of Mr. Concannon and Dr. Moriarty. During fiscal 2001, Drs. Fisher, Kaysen and Salop were also members of the compensation committee. Dr. Moriarty is a director and stockholder of NeuCo, one of our subsidiaries. For information concerning a stock restriction agreement to which Drs. Fisher, Kaysen, Moriarty and Salop are parties as well as payments we made to Drs. Fisher, Moriarty and Salop, see “Transactions with Related Parties-Payments to directors.”

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director compensation

      In fiscal 2001, we paid our non-employee directors an annual fee of $13,000 for their services as directors, plus $2,000 for each regular board meeting attended and $1,000 for each special board meeting attended. In addition to these fees, we also paid our chairman of the board an annual fee of $10,000 for his services as chairman of the board.

      In March 2002, we increased the fee for each regular board meeting attended to $2,400. In addition, beginning in March 2002, we will pay each non-employee director who serves as chair of any committee of the board an annual fee of $12,000 and each other non-employee director who serves as a member of any committee a fee of $1,000 per committee meeting attended. Directors who are employees do not receive separate fees for their services as directors. See “Transactions with Related Parties — Payments to directors” for information concerning consulting fees we paid to some of our directors for their services as outside experts.

      Under our 1998 Incentive and Nonqualified Stock Option Plan, each outside director who is re-elected as one of our directors or whose term continues after the annual meeting of stockholders will on the date of the annual meeting receive a nonqualified option to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on that date. Each option will vest in full on the first anniversary of the date of grant and will have a term of ten years. Each person who is first elected an outside director will receive on the date of his or her election a nonqualified option to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on that date. Each option will vest in three equal annual installments, commencing on the first anniversary of the date of grant, and will have a term of ten years. Under the terms of the stock option plan, an outside director is a director who is not an employee of our firm or any parent or subsidiary of our firm and is not a consultant who provides economic consulting services to or with our firm or any parent or subsidiary of our firm. Currently, our outside directors are Messrs. Concannon and Prichard and Drs. Kaysen and Moriarty.

      In accordance with the terms of our stock option plan, in connection with our annual meeting of stockholders in April 2001, each of Messrs. Concannon and Prichard and Drs. Kaysen and Moriarty received a nonqualified option to purchase 5,000 shares of common stock at an exercise price of $10.04 per share.

Executive compensation

      Compensation summary. The following table provides summary information concerning the compensation earned by our chief executive officer and other executive officers for services rendered in all capacities for the fiscal years ended November 27, 1999, November 25, 2000 and November 24, 2001. Mr. Tubridy became an executive officer of our firm in September 2001. We have not provided information concerning the compensation of any executive officer during any fiscal year in which he did not serve as an executive officer.

      As of the date of this proxy statement, our compensation committee has not yet met to determine the final bonuses to be paid to our executive officers with respect to fiscal 2001. The amounts reflected in the “bonus” column of the following table with respect to fiscal 2001 represent minimum bonus amounts already paid to the executive officers. We will report final bonus amounts in our proxy statement for our annual meeting of stockholders in 2003.

      Except with respect to Dr. Cooper, other annual compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of those perquisites and other personal benefits was less than $50,000 and constituted less than ten percent of the executive officers’ respective total annual salary and bonus. Of the other annual compensation reported for Dr. Cooper, $39,333 represents the forgiveness of a loan, which we describe in more detail under the heading “Transactions with Related Parties — Loans to executive officers.”

      The column entitled “securities underlying options” represents shares of common stock issuable upon exercise of stock options granted under our stock option plan. The column entitled “all other compensation” represents our contributions to our savings and retirement plan of $8,500 on behalf of each executive officer other than Mr. Tubridy and premiums we paid for term life insurance for the benefit of the executive officers.

Summary compensation table

					Long-term
					compensation
		Annual compensation
					Awards
				Other
				annual	Securities	All other
				compen-	underlying	compen-
Name and principal position	Year	Salary($)	Bonus($)	sation($)	options(#)	sation($)

James C. Burrows	2001	$332,500	$25,577	—	—	$10,895
President and chief	2000	285,000	95,000	—	13,250	19,544
executive officer	1999	285,000	650,000	—	10,000	19,664
Michael J. Tubridy	2001	45,962	—	—	50,000	—
Chief financial officer, executive vice president and treasurer
J. Phillip Cooper	2001	186,538	25,000	$41,164	5,000	9,145
Executive vice president
Robert J. Larner	2001	187,981	25,000	—	5,000	12,210
Executive vice president
C. Christopher Maxwell	2001	206,251	93,750	—	—	10,145
Executive vice president

      Option grants in last fiscal year. The following table provides information concerning stock options granted to the executive officers named in the summary compensation table.

      In fiscal 2001, we granted to our employees options to purchase an aggregate of 659,600 shares of common stock under our stock option plan. In accordance with our stock option plan, all options were granted with an exercise price equal to fair market value as determined by our board of directors on the date of grant.

      Amounts reported in the last two columns represent hypothetical values that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compounded rates of appreciation of the price of our common stock over the term of the options. These numbers are calculated based on the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of the exercise of the option and the sale of the common stock, as well as the future performance of the common stock. The rates of appreciation assumed in this table may not be achieved and the officers may never receive the amounts reflected. This table does not take into account any change in the price of the common stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

Option grants in last fiscal year

Individual grants
Potential realizable value
	Number of	Percent of			at assumed annual rates of
	securities	total options			stock price appreciation
	underlying	granted to	Exercise		for option term
	options	employees in	price
Name	granted (#)(1)	fiscal year	($/share)	Expiration date	5% ($)	10% ($)

James C. Burrows	—	—	—	—	—	—
Michael J. Tubridy	50,000	7.6%	$16.95	September 12, 2011	$532,988	$1,350,697
J. Phillip Cooper	5,000	0.8	10.85	May 2, 2011	34,118	86,461
Robert J. Larner	5,000	0.8	10.85	May 2, 2011	34,118	86,461
C. Christopher Maxwell	—	—	—	—	—	—

(1)	Represents shares of common stock issuable upon exercise of incentive and nonqualified options granted under our stock option plan. The options granted vest in four equal annual installments beginning on the first anniversary of the date of grant.

      Fiscal year-end option values. The following table provides information concerning stock options held at November 24, 2001 by the executive officers named in the summary compensation table. The stock options attributed to Dr. Cooper are held by a third party in an irrevocable trust for the benefit of certain members of Dr. Cooper’s family.

      These values are based on $19.59 per share, the last sale price of our common stock on November 23, 2001, as reported on the Nasdaq National Market. Actual gains, if any, on exercise will depend on the value of the common stock on the date of the sale of the shares.

Fiscal year-end option values

	Number of securities underlying		Value of unexercised in-the-money
	unexercised options at fiscal year-end		options at fiscal year-end ($)

Name	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

James C. Burrows	13,541	9,709	—	—
Michael J. Tubridy	—	50,000	—	$132,000
J. Phillip Cooper	26,000	44,000	$221,702	376,253
Robert J. Larner	4,375	8,125	9,651	61,754
C. Christopher Maxwell	15,000	10,000	23,390	37,470

Agreements with executive officers

      In May 2000, we entered into a letter agreement with Dr. Cooper. The agreement provides that, if we terminate Dr. Cooper’s employment not-for-fault before age 65 or if his employment is terminated as a result of a change of control, including any resignation after a change of control, we will pay Dr. Cooper a lump sum equal to the greater of $100,000 or our normal termination pay for someone of his seniority and tenure. In the event of such termination, we also agreed to accelerate the vesting of his options by one year and continue his employee benefits for one year. The agreement also provides for a loan to Dr. Cooper, which is more fully described in “Transactions with Related Parties — Loans to executive officers.”

      In August 2001, we entered into a letter agreement with Mr. Tubridy. The agreement provides for an initial option grant and also provides that our board may grant additional options to Mr. Tubridy, but not less than options to purchase 10,000 shares per year for each of the next five years. The agreement provides that if Mr. Tubridy’s employment is terminated as a result of a change of control, including any resignation after a change of control, we will pay Mr. Tubridy a lump sum equal to the greater of $100,000 or our normal termination pay for someone of his seniority and tenure. In the event of such termination, we also agreed to accelerate the vesting of his options by one year and continue his employee benefits for one year. The agreement also provides for a loan to Mr. Tubridy, which is more fully described in “Transactions with Related Parties — Loans to executive officers.”

REPORT OF THE COMPENSATION COMMITTEE

      The compensation committee established by our board of directors is currently composed of Mr. Concannon and Dr. Moriarty. The compensation committee has general responsibility for our executive compensation policies and practices, including making specific recommendations to the board concerning salaries and incentive compensation for our executive officers. The following report is made by Mr. Concannon and Drs. Fisher, Kaysen, Moriarty and Salop, as the members of the compensation committee during fiscal 2001, and summarizes our executive officer compensation policies for fiscal 2001.

Compensation committee report on executive compensation

      Compensation objectives. Our firm’s executive compensation programs are generally designed to relate a substantial part of executive compensation to improvements in our firm’s financial performance and corresponding increases in stockholder value. Decisions concerning executive compensation are intended to:

•	establish incentives that will link executive officer compensation to our firm’s financial performance and that will motivate executives to attain our firm’s annual financial targets; and

•	provide a total compensation package that is competitive among companies offering consulting services and that will assist our firm in attracting and retaining executives who will contribute to our firm’s long-term financial success.

      The Securities and Exchange Commission requires that this report comment upon the compensation committee’s policy with respect to Section 162(m) of the Internal Revenue Code, which limits our firm’s tax deduction for compensation in excess of $1.0 million paid to our firm’s chief executive officer and our firm’s four other most highly compensated executive officers at the end of any fiscal year unless the compensation qualifies as “performance-based compensation.” The compensation committee’s policy with respect to Section 162(m) is to make a reasonable effort to cause compensation to be deductible by our firm while simultaneously providing executive officers of our firm with appropriate rewards for their performance.

      Executive compensation programs. Our firm’s compensation package consists of three principal components:

•	salary;

•	discretionary bonuses; and

•	where appropriate to provide longer-term incentive to executive officers, stock options.

Our firm’s executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans, a 401(k) retirement plan and a stock purchase plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans.

      In setting salaries for our firm’s executive officers for fiscal 2001, we considered the salaries we paid our executive officers in fiscal 2000. We considered the salaries paid to the executive officers of companies in our peer group, as well as information available to us regarding the salaries and overall compensation paid to persons having comparable responsibilities at private consulting firms with which our firm competes. We evaluated the experience, talents and capabilities of our executive officers relative to their peers at competing firms, and attempted to establish salaries that our executive officers would find attractive. In setting salaries for our firm’s executive officers who were new employees of our firm, we also gave consideration to the salaries they earned in prior positions and attempted to set salaries we thought would attract them to work for our firm.

      Our firm’s executive officer compensation policy emphasizes bonuses and stock options which align the interests of management with the stockholders’ interest in the financial performance of our firm for the fiscal year and the longer term. As of the date of this proxy statement, we had not yet met to determine the final bonuses to be paid to our executive officers with respect to fiscal 2001.

      In fiscal 2001, stock options were a component of our firm’s approach to compensation for some executive officers. We recommended that our firm grant stock options to Mr. Tubridy in order to induce him to accept employment with our firm. We recommended that our firm grant stock options to Drs. Cooper and Larner in order to provide them additional long-term incentives to act in the best interests of our firm’s stockholders. See “Option grants in last fiscal year.” In determining the size of the stock option grants recommended for these executive officers, we emphasized the seniority and responsibilities of the executives, the practice of certain peers with respect to option grants, the prior performance of the executives and the number and exercise price of any stock options previously granted to them. The compensation committee believes that stock options provide a significant incentive to executive officers to continue their employment with our firm and create long-term value for its stockholders.

      Chief executive officer compensation. Consistent with our compensation policies for our other executive officers, our approach to the chief executive officer’s compensation package in fiscal 2001 was to be competitive with comparable companies offering consulting services and to tie a large percentage of the chief executive officer’s eligible compensation to our firm’s performance. We believe that this approach provides additional incentive to the chief executive officer to achieve our firm’s performance goals and enhance stockholder value.

      Salary for our firm’s chief executive officer was designed to give him assurance of a base level of compensation commensurate with his position and duration of employment with our firm and to be competitive with salaries for officers holding comparable positions with companies offering consulting services. In March 2001, we increased the base salary of our chief executive officer from $285,000 to $350,000. This increase was the first increase in our chief executive officer’s base salary in more than three years. In awarding this increase, we gave primary consideration to our firm’s financial performance with respect to revenue growth and the ongoing development and expansion of our firm. We have not yet established the chief executive officer’s bonus for fiscal 2001.

The compensation committee

William F. Concannon
Franklin M. Fisher
Carl Kaysen
Rowland T. Moriarty
Steven C. Salop

Performance graph

      The following graph compares the performance of our cumulative stockholder return with that of the Nasdaq Stock Market Index for U.S. Companies, a broad market index, and a peer group of companies selected on a line-of-business basis. The peer group consists of Forrester Research, Inc., Navigant Consulting, Inc. and Superior Consultant Holdings Corporation. The cumulative stockholder returns for shares of our common stock and for the market index and the peer group index are calculated assuming $100 was invested on April 24, 1998, the date on which our common stock commenced trading on the Nasdaq National Market, and assuming shares of our common stock were purchased at the initial public offering price of the common stock. We paid no cash dividends during the period shown. The performance of the market index and the peer group index is shown on a total return (dividends reinvested) basis.

	Value of investment($)

	4/24/98	11/28/98	11/27/99	11/25/00	11/24/01

Charles River Associates	$100	$122	$169	$57	$106
Peer Group	$100	$114	$51	$47	$27
Nasdaq Stock Market (U.S.)	$100	$109	$187	$157	$103

TRANSACTIONS WITH RELATED PARTIES

Stock restriction agreement

      Each person who held our stock before our initial public offering is subject to a stock restriction agreement with us. The stock restriction agreement prohibits each pre-IPO stockholder from selling or otherwise transferring shares of our common stock held immediately before the IPO as follows:

•	before April 24, 2000, no pre-IPO stockholder could sell any of his or her pre-IPO stock except in public offerings;

•	from April 24, 2000 until April 23, 2003, each pre-IPO stockholder may sell up to 50% of his or her pre-IPO stock, less any shares previously sold in public offerings;

•	from April 24, 2003 to April 23, 2005, each pre-IPO stockholder may sell up to an additional 20% of his or her pre-IPO stock; and

•	on and after April 24, 2005, each pre-IPO stockholder may sell, in any 12-month period, an amount equal to the greater of:

•	10% of his or her pre-IPO stock, or

•	one-third of the pre-IPO stock held by him or her on April 24, 2005.

Upon the death or retirement for disability of any pre-IPO stockholder in accordance with our policies, the foregoing restrictions terminate with respect to his or her pre-IPO stock. The board of directors has the discretion to waive any of the restrictions imposed by the stock restriction agreement.

      Under the terms of the stock restriction agreement, if any pre-IPO stockholder leaves us other than for death or retirement for disability in accordance with our policies, we will generally have the following rights to repurchase his or her pre-IPO stock:

•	until April 24, 2003, we may repurchase up to 50% of his or her pre-IPO stock; and

•	on and after April 24, 2003, we may repurchase all of the pre-IPO stock that the pre-IPO stockholder will not have already become entitled to sell.

The purchase price will be equal to 70% of the fair market value of the repurchased stock (95% in the case of pre-IPO stockholders who retire after April 24, 2003), or, if the pre-IPO stockholder competes with us, 40% of fair market value. The purchase price will be payable in three equal annual installments. The stock restriction agreement will terminate on April 23, 2008 or earlier with the approval of our board of directors.

Payments to directors

      We have made payments to Drs. Fisher, Salop and Shapiro, all of whom are our directors, for their services as outside experts, including payments for consulting services to clients and for the generation of engagements for us. In fiscal 2001 and fiscal 2002 (through March 15, 2002), we paid Dr. Fisher an aggregate of approximately $1,339,000. In fiscal 2001 and fiscal 2002 (through March 15, 2002), we paid Dr. Salop an aggregate of approximately $2,555,000. In fiscal 2001 and fiscal 2002 (through March 15, 2002), we paid Dr. Shapiro an aggregate of approximately $1,727,000. These amounts include payments made to companies wholly owned by each of the directors.

      We have made office space and support services available to Cubex Inc., a company wholly owned by Dr. Moriarty. The portion of our expenses, including rent, labor costs and insurance, allocable to the resources made available to Cubex, net of reimbursements, was $139,800 in fiscal 2001 and fiscal 2002 (through March 15, 2002).

Loans to executive officers

      Pursuant to a letter agreement with Dr. Cooper, in May 2000 we loaned Dr. Cooper $100,000, on a full recourse basis, at an interest rate of 6% per year. All principal and interest are payable in May 2003. We agreed to forgive one-third of the principal and all accrued interest on each of the first three anniversaries of Dr. Cooper’s employment. We also agreed to forgive any remaining balances on the loan if Dr. Cooper’s employment is terminated not-for-fault, including as a result of any change of control.

      Pursuant to a letter agreement with Mr. Tubridy, in September 2001 we loaned Mr. Tubridy $250,000, on a full recourse basis, at an interest rate of 4.99% per year. All principal and interest are payable in September 2006. In accordance with the terms of the loan, in October 2001 Mr. Tubridy used two-thirds of the principal to purchase 9,800 shares of our common stock at a purchase price of $17.00 per share. Mr. Tubridy pledged all of these shares as collateral for the loan and agreed to restrictions on the sale of the shares. On each of the first four anniversaries of Mr. Tubridy’s employment, the restrictions on sale lapse with respect to 25% of the shares. If Mr. Tubridy’s employment ends during this four-year period, we have the right to repurchase any shares that we still hold as collateral and to apply the proceeds to amounts outstanding under the loan. We agreed to forgive a percentage of the principal and all accrued interest on each of the first five anniversaries of Mr. Tubridy’s employment as follows: 1/15 of the original principal amount after the first anniversary, 2/15 after the second anniversary, 1/5 after the third anniversary, 4/15 after the fourth anniversary, and 1/3 after the fifth anniversary. If Mr. Tubridy leaves our firm prior to five full years of employment, any portion of the loan that has not been forgiven becomes due and payable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      At the close of business on March 21, 2002, there were issued and outstanding 9,048,605 shares of our common stock entitled to cast 9,048,605 votes. On March 21, 2002, the closing price of the common stock as reported on the Nasdaq National Market was $15.80 per share.

Principal stockholders

      The following table provides information regarding the beneficial ownership of our common stock as of March 21, 2002 by:

•	each person known by us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each executive officer named in the summary compensation table; and

•	all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the “Right to acquire” column consist of shares that may be purchased through the exercise of options that vest within 60 days of March 21, 2002.

	Shares beneficially owned

		Right to
Name	Outstanding	acquire	Total	Percent

Wasatch Advisors, Inc.(1)	1,737,402	—	1,737,402	19.2%
The Northwestern Mutual Life Insurance Company(2)	505,600	—	505,600	5.6%
James C. Burrows(3)	476,531	16,778	493,309	5.4%
Rowland T. Moriarty(4)	359,228	20,000	379,228	4.2%
Steven C. Salop(5)	325,737	—	325,737	3.6%
Franklin M. Fisher	296,080	—	296,080	3.3%
Carl Shapiro	63,586	16,400	79,986	*
Christopher Maxwell	52,000	18,750	70,750	*
Carl Kaysen	47,063	20,000	62,063	*
Robert J. Larner	49,180	6,875	56,055	*
J. Phillip Cooper(6)	—	33,750	33,750	*
William F. Concannon	10,000	8,333	18,333	*
Michael J. Tubridy	9,800	—	9,800	*
J. Robert S. Prichard	—	8,333	8,333	*
All directors and executive officers as a group (twelve persons)	1,689,205	149,219	1,838,424	20.0%

*	Less than one percent.

(1)	The number of shares beneficially held by Wasatch Advisors, Inc. is based solely on information in an amended Schedule 13G filed on February 15, 2002 by Wasatch Advisors, Inc. The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(2)	The number of shares beneficially held by The Northwestern Mutual Life Insurance Company is based solely on information in an amended Schedule 13G filed on February 7, 2002. The Northwestern Mutual Life Insurance Company reported that it had sole voting and dispositive power with respect to 328,700 shares and shared voting and dispositive power with respect to 176,900 shares. The address for The Northwestern Mutual Life Insurance Company is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

(3)	Includes 71,275 shares held in trust for the benefit of Dr. Burrows and certain members of his immediate family. The address for Dr. Burrows is in care of Charles River Associates Incorporated, 200 Clarendon Street, Boston, Massachusetts 02116.

(4)	Includes 120,897 shares held by trusts for the benefit of Dr. Moriarty and certain members of his immediate family, including a trust for which Dr. Moriarty’s wife acts as trustee.

(5)	Includes 104,814 shares held by Dr. Salop’s wife as trustee of two trusts for the benefit of certain members of Dr. Salop’s immediate family.

(6)	Represents stock options held by a third party in an irrevocable trust for the benefit of certain members of Dr. Cooper’s family. Dr. Cooper disclaims beneficial ownership of these stock options.

PROPOSAL TWO

AMENDING OUR 1998 INCENTIVE AND NONQUALIFIED

STOCK OPTION PLAN TO INCREASE THE TOTAL NUMBER
OF SHARES THAT WE MAY ISSUE UNDER THE PLAN

      Proposal Two concerns an amendment to our 1998 Incentive and Nonqualified Stock Option Plan in order to increase the number of shares of common stock that we may issue under the plan.

      In preparation for our initial public offering, our board of directors adopted the stock option plan on February 20, 1998 and our stockholders approved the plan on April 9, 1998. In April 1999, our board of directors amended the plan to provide that options automatically granted under the plan to “outside directors” will have terms of ten years, rather than five years, which was approved by our stockholders on June 2, 1999. See “Compensation of Directors and Executive Officers — Director compensation” for the definition of “outside director” and more information on our automatic option grant program. On September 13, 2000, our board of directors amended the plan to allow the transfer of “nonqualified options,” which did not require the approval of our stockholders. The stock option plan originally provided that the total number of shares that we may issue under the plan could not exceed 970,000 shares of common stock. In December 2000, our board of directors amended the plan for two reasons. First, the board increased the number of shares included in the plan from 970,000 to 1,870,000. Second, the board added provisions to facilitate the grant of options to employees in the United Kingdom. We refer to these additional provisions applicable to our employees in the United Kingdom as the UK approved part of the plan. These amendments were approved by our stockholders on January 12, 2001.

      On March 15, 2002, our board of directors amended the stock option plan, subject to stockholder approval, to increase the number of shares available for the grant of options under the plan from 1,870,000 to 2,470,000, and to provide that the maximum number of shares that we may issue under the plan will automatically increase on an annual basis by the lesser of 400,000 shares or 4% of the number of shares of common stock outstanding at the end of each fiscal year. Specifically, our board amended Section 3.1 of the plan to provide as follows:

“3.1 Stock to be Issued. The stock subject to the options granted under the Plan shall be shares of the Company’s authorized but unissued common stock, without par value (the “Common Stock”), or shares of the Company’s Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 2,470,000 shares of Common Stock, which number shall increase on the first day of each fiscal year commencing before the expiration of the Plan by an amount equal to the lesser of (i) 400,000 shares of Common Stock or (ii) four percent (4%) of the number of shares of Common Stock outstanding on the last day of the fiscal year immediately preceding the increase; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.”

In connection with this amendment, our board also amended Section 8.2 of the plan to make clear that the numbers appearing in Section 3.1 of the plan would be adjusted in the event of a stock split, stock dividend, recapitalization or the like. Specifically, our board amended Section 8.2 to provide as follows:

“8.2 Recapitalizations, Stock Splits and Dividends. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised his option in full immediately prior to such event; and (ii) the number and class of shares set forth in each of Sections 3.1, 3.3 and 4.4 shall be adjusted by substituting therefor that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock immediately prior to the event requiring adjustment would own as the result of such event.”

      Our board of directors is submitting these amendments to the stock option plan to our stockholders for approval. If our stockholders do not approve Proposal Two, the total number of shares that we may issue under the plan will remain at 1,870,000. A majority of the votes properly cast at the annual meeting will be necessary to approve Proposal Two.

      We are submitting Proposal Two for stockholder approval for two reasons:

•	to enable us to compensate executive officers, outside directors and other key employees in a fashion that the board of directors believes is beneficial to our firm and its stockholders; and

•	to comply with the rules of the Nasdaq National Market.

      Options constitute an important portion of the overall compensation of our executive officers, outside directors and key employees. As of March 21, 2002, only 381,400 shares of common stock were still available for grant under the plan. Our board of directors, including the members of the compensation committee, believes that we will derive substantial benefits from increasing the number of options that we can issue under the plan and ensuring that the options available for grant under the plan will be replenished on a regular basis. Our board of directors believes that the proposed amendment, by enabling us to issue additional options under the plan, will enable us to better compete for qualified directors, officers and employees. Our board believes that the proposed amendment will assist us to attract and retain key executives and employees by enabling us to offer competitive compensation packages. Our board of directors believes that options are essential in attracting and retaining successful employees crucial to our success. Accordingly, our board believes increasing the number of available shares under the plan is necessary to reach our goals of further aligning the interests of our outside directors, executive officers and key employees with the interests of our stockholders and to attract and retain key executives and employees.

      In addition, the Marketplace Rules of the Nasdaq Stock Market require that we, as a Nasdaq National Market issuer, obtain stockholder approval of any material amendment to a stock option plan under which our officers or directors may acquire our common stock.

      Our board of directors recommends that you vote FOR the proposal to amend the 1998 Incentive and Nonqualified Stock Option Plan to increase the total number of shares of common stock that may be issued under the plan from 1,870,000 to 2,470,000 and to add a provision automatically increasing the maximum number of shares on an annual basis by the lesser of 400,000 shares or 4% of the number of shares of common stock outstanding at the end of each fiscal year.

Purpose of the plan

      The purpose of the plan is to provide additional incentive to our directors, officers, key employees and other service providers, including those of our subsidiaries. We believe that the grant of stock options under the plan provides individuals with a long-term interest in our growth and success. We intend that the grant of incentive and nonqualified stock options provide additional incentive by giving individuals the opportunity to acquire a proprietary interest, or increase their existing proprietary interest, in our firm through the acquisition of shares of common stock.

Summary of the plan

      The following is a summary of the material features of the plan.

General information; number of shares

      The amendment to the plan that the board of directors approved in March 2002 increases, subject to stockholder approval, the number of shares of common stock issuable under the plan to 2,470,000 and provides that the maximum number of shares that we may issue under the plan will automatically increase on an annual basis by the lesser of 400,000 shares or 4% of the number of shares of common stock outstanding at the end of each fiscal year. Shares of common stock issued under the plan may be either authorized but unissued shares or treasury shares. The plan authorizes the grant of options to purchase common stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code, and the grant of options that do not so qualify, or nonqualified options. At March 21, 2002, we had issued 27,600 shares of common stock under the plan, and there were outstanding options to purchase an aggregate of 1,461,000 shares of common stock.

      The last sales price of the common stock on March 21, 2002, as reported on the Nasdaq National Market, was $15.80.

Administration of the plan

      The plan is administered by the plan administrator, which consists of the board of directors or, if appointed by the board of directors, a committee consisting of at least two “disinterested directors,” as defined in the plan. The plan is currently administered by our board of directors.

      Except as specifically reserved to the board of directors under the terms of the plan, the plan administrator has full and final authority to operate, manage and administer the plan on our behalf. Action by the plan administrator requires the affirmative vote of a majority of all members of the plan administrator. The plan authorizes the plan administrator to construe and interpret the plan and the options granted under the plan, to establish, amend and revoke rules and regulations for the administration of the plan, to make changes to any outstanding option granted under the plan, and generally, to exercise the powers and to perform the acts that the plan administrator believes are necessary or expedient to promote our best interests with respect to the plan.

      Except with respect to the non-discretionary option grants to outside directors described below, the plan administrator selects the persons to whom options are to be granted and prescribes the terms, conditions, restrictions, if any, and provisions of each option (which need not be identical), subject to the provisions of the plan.

      Incentive options under the plan may be granted only to our officers and other employees. Nonqualified options may be granted to our officers or other employees and to members of the board of directors and consultants or other persons who provide services to us, regardless of whether they are also employees. As of March 21, 2002, eight directors, approximately 399 employees and approximately 22 consultants were eligible to participate in the plan. Options may be granted to outside directors only as specifically provided by the plan. No participant under the plan may be granted options with respect to more than 150,000 shares of common stock in any calendar year. Shares of common stock issuable under options that are forfeited, canceled or otherwise terminated nonetheless count against this limitation. No incentive option may extend for more than ten years from the date of grant, or five years in the case of persons holding 10% or more of the total combined voting power of all classes of our stock.

      The exercise price of incentive options granted under the plan may not be less than the fair market value of the common stock on the date of grant, or 110% of the fair market value in the case of persons holding 10% or more of the total combined voting power of all classes of our stock. The exercise price of nonqualified options granted under the plan may not be less than 85% of the fair market value of the common stock on the date of grant. The aggregate fair market value, determined at the time of grant, of shares of common stock issuable pursuant to incentive options which first become exercisable by an employee in any calendar year may not exceed $100,000, or such greater amount the Internal Revenue Code or any other applicable law or regulation may permit.

      Under the plan, each outside director who joins our board of directors will automatically be granted, upon joining our board of directors, a nonqualified option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The option will vest in three equal annual installments beginning on the first anniversary of the date of grant. In addition, each outside director who is re-elected by our stockholders at any meeting of stockholders and each outside director whose term of office does not expire at any annual meeting of stockholders or special meeting in lieu thereof and who remains an outside director after that meeting will automatically be granted, immediately following that meeting of stockholders, a nonqualified option to purchase 5,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The option will vest in full on the first anniversary of the date of grant. Our current outside directors are Messrs. Concannon and Prichard and Drs. Kaysen and Moriarty. Nonqualified options automatically granted to an outside director after our 1999 stockholder meeting will have a term of ten years from the date of grant. All nonqualified options granted to outside directors before that meeting have terms of five years.

      The plan administrator may accelerate the time for exercise of all unexercised and unexpired options or, with proper notice, cancel all outstanding options in connection with a merger or consolidation in which our voting stock before the merger or consolidation does not represent more than 50% of our voting stock or the voting stock of the surviving company after the merger or consolidation, or a liquidation or a sale or other disposition of substantially all of our assets.

      In general, options are not transferable except by will or under the laws of descent and distribution, and during the holder’s lifetime are exercisable only by the holder. The plan administrator may, in its discretion, permit the transfer or assignment of a nonqualified option by the option holder for no consideration to:

•	any member of the option holder’s immediate family;

•	any trust solely for the benefit of members of the option holder’s immediate family;

•	any partnership whose only partners are members of the option holder’s immediate family; or

•	any limited liability company or corporate entity whose only members or other equity owners are members of the option holder’s immediate family.

      “Immediate family” means an option holder’s parents, spouse, children and grandchildren. Other than options granted to non-employees, options generally may not be exercised after the earliest to occur of:

•	the expiration of the option;

•	termination by us of the holder’s employment with or performance of services for us, with or without cause;

•	voluntary termination by the holder of the holder’s employment with or performance of services for us;

•	one year after the holder’s death, if the holder’s death occurs before the expiration of the option and before termination of the holder’s employment with or performance of services for us; and

•	90 days after the holder’s retirement in good standing from our firm for reasons of age or disability, if the retirement occurs before the expiration of the option.

      The holder of an option may pay the purchase price for the shares subject to the option with:

•	cash or a check;

•	with the consent of the plan administrator, shares of common stock that have been owned by the holder for more than six months or were not acquired from us and that have a fair market value not greater than the exercise price for such shares;

•	with the consent of the plan administrator, cash proceeds derived from the sale of a portion of the shares acquired upon exercise;

•	with the consent of the plan administrator, other consideration that is acceptable to the plan administrator and has a fair market value equal to the exercise price for such shares; or

•	with the consent of the plan administrator, any combination of the foregoing.

Federal income tax information with respect to the plan

      The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to the plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each stock option holder should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

      The holder of a nonqualified option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a nonqualified option, the difference between the fair market value of the common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise. That fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of the shares.

      Except as described below with respect to the alternative minimum tax, the holder of an incentive option recognizes no income for federal income tax purposes on either the grant of the option or the exercise of the option. If the holder does not dispose of the shares acquired upon exercise of the incentive option within two years from the date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the holder on the subsequent sale of the shares will be treated for federal income tax purposes as long-term capital gain. If the holder sells the shares before the expiration of such two-year and one-year periods, which is considered a “disqualifying disposition,” the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option will be treated as compensation to the holder taxable as ordinary income, and the excess gain, if any, will be treated as capital gain, which will be long-term capital gain if the shares are held for more than 12 months. Currently, long-term capital gains are taxed at a maximum rate of 20% and short-term capital gains are taxed at a maximum rate of 39.6%. In taxable years beginning after December 31, 2000, the rate of tax applicable to long-term capital gains in some cases may be reduced below 20% for property held for more than five years.

      The excess of the fair market value of the common stock over the exercise price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

      Generally, subject to certain limitations, we may deduct on our corporate income tax returns an amount equal to the amount recognized as ordinary income by the holder in the year in which the holder recognizes ordinary income upon the exercise of a nonqualified option or upon a disqualifying disposition of an incentive option. Section 162(m) of the Internal Revenue Code generally prevents us from deducting more than $1.0 million in compensation each year for each of our five most highly compensated executive officers. Performance-based compensation that meets criteria established by the Internal Revenue Service, however, is not subject to this limitation. Some of the options that we have granted under the plan do not qualify as such performance-based compensation, and options that we may grant in the future may not so qualify. Accordingly, we may be unable to deduct some or all of the amounts that may be recognized as ordinary income by our five most highly compensated executive officers.

      The plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the plan qualified under Section 401(a) of the Internal Revenue Code.

Amendments to the plan

      Our board of directors may modify, revise or terminate the plan at any time, except that our board of directors must obtain the consent of the stockholders for any amendment that changes or increases the class of persons eligible to receive options or the total number of shares issuable under the plan. In addition, the provisions of the plan relating to the issuance of options to outside directors may not be amended more than once every six months except to comply with changes in the Internal Revenue Code, the Employment Retirement Income Security Act of 1974 or the rules thereunder.

Summary of the United Kingdom approved part of the plan

      The following is a summary of the material features of the UK approved part of the plan.

General information

      The UK approved part authorizes the grant of options to purchase shares of our common stock at a price equal to the fair market value of the common stock on the date of grant. Options granted to UK directors and employees are subject to the terms of the stock option plan, except to the extent that the UK approved part modifies those terms.

Administration of the UK approved part

      The UK approved part is administered by the plan administrator as described in the stock option plan. Except for restrictions imposed by the UK Inland Revenue and certain decisions requiring approval of our auditors, the plan administrator has full and final authority to operate, manage and administer the UK approved part on our behalf.

      The plan administrator selects the persons to whom options are to be granted and prescribes the terms, conditions, restrictions, if any, and provisions of each option subject to the provisions of the UK approved part. As of March 21, 2002, 26 employees were eligible to participate in the UK approved part.

      All options granted under the UK approved part can be exercised at any time after the earliest to occur of:

•	the third anniversary of the date of grant;

•	the date of termination of the option holder’s employment as a result of retirement, redundancy, injury, disability or death;

•	the date of termination of the option holder’s employment following the sale or transfer of the option holder’s employing company; or

•	certain changes in control of our firm or our affiliates as provided in the UK approved part.

Under the UK approved part, options expire on the earliest to occur of:

•	the tenth anniversary of the date of grant;

•	90 days following the date of termination of the option holder’s employment as a result of retirement, redundancy, injury, disability or death;

•	90 days following the date of termination of the option holder’s employment following the sale or transfer of the option holder’s employing company;

•	3 months after our stockholders pass a resolution for the voluntary winding up of our firm;

•	6 months after certain changes in control of our firm or our affiliates as provided in the UK approved part; or

•	the date of termination of the option holder’s employment in any circumstances not provided for above.

Under certain circumstances, the plan administrator may, in its fair and reasonable discretion, extend the term of the option beyond the termination of the option holder’s employment with us.

      Options granted under the UK approved part are not transferable, although an option holder’s legal representative may have the right under law to exercise an option following the option holder’s death.

      No options may be granted under the UK approved part after ten years following the date the UK approved part was approved by our stockholders.

Tax information with respect to the UK approved part

      The following tax information is intended only as a brief overview of the current material United Kingdom income tax laws applicable to the UK approved part. The summary does not purport to be a complete description of all United Kingdom tax issues, nor does it address any United States federal, state, local or other foreign tax matters. Each stock option holder should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

      For UK tax purposes, the grant of an option is not a taxable event. The exercise of an option under the UK approved part will not result in a UK income tax liability to the option holder so long as:

•	the UK Inland Revenue continues to approve the UK approved part;

•	the aggregate fair market value, determined at the time of grant, of shares of common stock issuable under the UK approved part to any employee or director does not exceed £30,000 in total;

•	an option is not exercised earlier than three years nor later than ten years after the date of grant; and

•	an option is not exercised within three years of the date the option holder exercises another option under an executive option plan where relief from income tax applied.

      Alternatively, both the grant of an option and its exercise under the UK approved part will not result in an income tax liability to the holder so long as it is exercised no later than ten years after the date of grant and within one year after the holder’s death.

      If the exercise of an option does not qualify for UK tax relief, the holder will recognize income for tax purposes at the time of exercise equal to the difference between the market value of the shares acquired and the sum of the price paid for the option and the price paid for the shares on exercise of the option. For capital gains tax purposes, the basis of the shares acquired upon exercise of an option will be equal to the total of the price paid for the option, the price paid for the shares on exercise of the option and any indexation allowance. Taper relief may reduce the capital gains tax liability.

Amendments to the UK approved part

      The plan administrator may modify, revise or terminate the UK approved part at any time, except that the plan administrator must obtain the consent of the stockholders for amendments that would favor our UK employees by changing, among other things:

•	the price of an option;

•	the number of shares issuable under the UK approved part;

•	who is eligible to receive options; and

•	the terms of options described in the UK approved part.

      No amendment which adversely affects the subsisting rights of an option holder may be made unless we receive the written consent of the option holder or unless our option holders under the UK approved part, voting as a single class, approve the amendment. In addition, no amendment will have effect without the prior approval of the UK Inland Revenue.

New plan benefits

      Except for the automatic option grants to outside directors described above, the grant of options under the plan is within the discretion of the plan administrator. Accordingly, we are unable to determine the dollar value or number of options that will be received by or allocated to any participant under the plan, except as described below.

      The following table provides information concerning options granted under the plan since its inception to:

•	each named executive officer;

•	each director-nominee;

•	all current executive officers, as a group;

•	all current directors who are not executive officers, as a group; and

•	all employees who are not executive officers, as a group.

      No person has received or is currently expected to receive five percent or more of the total number of options available for grant under the plan, and we are not aware that any associate of any executive officer or director has received options under the plan. Because the grant of options under the plan is discretionary, the persons and groups listed in the following table may receive additional options under the plan. Pursuant to the terms of the plan, no person may receive in any calendar year options to purchase more than 150,000 shares of common stock.

Historical Option Grants

1998 Incentive and Nonqualified Stock Option Plan

Number of securities
underlying options
Name and position	granted (#)

James C. Burrows President, chief executive officer and director	23,250
Michael J. Tubridy Chief financial officer, executive vice president and treasurer	50,000
Phillip Cooper Executive vice president	70,000
Robert J. Larner Executive vice president	12,500
C. Christopher Maxwell Executive vice president	25,000
William F. Concannon Director and director nominee	15,000
Rowland T. Moriarty Director and director nominee	20,000
Steven C. Salop Director and director nominee	—
All current executive officers, as a group	180,750
All current directors who are not executive officers, as a group	86,400
All employees who are not executive officers, as a group	1,217,950

      As of March 21, 2002, we had issued 27,600 shares of common stock upon exercise of options granted under the plan, there were outstanding options to purchase an aggregate of 1,461,000 shares of common stock under the plan, and there were 381,400 shares of common stock available for the future grant of options under the plan. As of March 21, 2002, the exercise prices and expiration dates of options outstanding under the plan ranged from $8.88 to $30.25 per share and from April 23, 2003 to January 4, 2012, respectively.

      The following table sets forth information concerning the benefits that we can determine will be received by:

•	each named executive officer;

•	each director-nominee;

•	all current executive officers, as a group;

•	all current directors who are not executive officers, as a group; and

•	all employees who are not executive officers, as a group.

      Except as described below, the information in the following table is limited to the annual automatic option grants to outside directors. Except for the automatic option grants to outside directors, all other option grants are within the discretion of the plan administrator.

New Plan Benefits

1998 Incentive and Nonqualified Stock Option Plan

		Securities
		underlying
		options
		granted
Name and position	Dollar value ($)	(#)

James C. Burrows President, chief executive officer and director	—	—
Michael J. Tubridy Chief financial officer, executive vice president and treasurer	(1)	50,000(2)
J. Phillip Cooper Executive vice president	—	—
Robert J. Larner Executive vice president	—	—
C. Christopher Maxwell Executive vice president
All current executive officers, as a group	(1)	50,000(2)
All current directors who are not executive officers, as a group	(1)	20,000(3)
All employees who are not executive officers, as a group	—	—

(1)	We are unable to determine the dollar value of the options to be granted at this time. Each option will be granted at an exercise price equal to the fair market value of the common stock on the date of grant.

(2)	Pursuant to a letter agreement with Mr. Tubridy described in more detail under “Compensation of Directors and Executive Officers — Agreements with executive officers,” we agreed that our board may grant additional options to Mr. Tubridy, but not less than options to purchase 10,000 shares per year for each of the next five years. The number presented in the table represents the minimum number of additional options we expect to grant to Mr. Tubridy under the plan, assuming he remains an employee for such five-year period.

(3)	At the end of fiscal 2001, we had seven directors who were not executive officers, four of whom were outside directors as defined in the plan. The amount shown in the table represents the aggregate number of shares of common stock issuable pursuant to nonqualified options that will be granted immediately after each annual meeting of stockholders to four outside directors, assuming we will have four outside directors who will be re-elected as our directors at the annual meeting or whose term will continue after the annual meeting. The amount shown does not include 10,000 shares of common stock issuable pursuant to nonqualified options that will be granted to each outside director who joins our board of directors in the future.

REPORT OF THE AUDIT COMMITTEE

      The board of directors appointed an audit committee to monitor the integrity of our firm’s consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The audit committee also recommends to the board of directors the selection of independent auditors. The audit committee is governed by a written charter adopted by the board of directors. A copy of the audit committee charter can be found as annex A to the proxy statement we filed with the Securities and Exchange Commission in March 2001 relating to our 2001 annual meeting of stockholders.

      The audit committee currently consists of three non-employee directors. Each member of the audit committee is “independent” within the meaning of the Nasdaq Stock Market’s marketplace rules.

      Our firm’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our firm’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our firm’s management and independent auditors.

      In fulfilling our oversight responsibilities, we discussed with representatives of Ernst & Young, our firm’s independent auditors for fiscal 2001, the overall scope and plans for their audit of our firm’s consolidated financial statements for fiscal 2001. We met with them, with and without our firm’s management present, to discuss the results of their examinations and their evaluations of our firm’s internal controls and the overall quality of our firm’s financial reporting.

      We reviewed and discussed the audited consolidated financial statements for fiscal 2001 with management and the independent auditors.

      We discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, including a discussion of our firm’s accounting principles, the application of those principles, and the other matters required to be discussed with audit committees under generally accepted auditing standards.

      In addition, we received from the independent auditors a letter containing the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed the disclosures with them, as well as other matters relevant to their independence from management and our firm. In evaluating the independence of our auditors, we considered whether the services they provided to our firm beyond their audit and review of our consolidated financial statements was compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

      Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that our firm’s audited consolidated financial statements for fiscal 2001 be included in our firm’s annual report on Form 10-K. We also recommended to the board of directors that Ernst & Young be selected as our firm’s independent auditors for fiscal 2002.

The audit committee

William F. Concannon
Carl Kaysen
J. Robert S. Prichard

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Proposal Three concerns the ratification of the appointment of Ernst & Young LLP by the board of directors to be our independent accountants.

      Although Massachusetts law does not require that our stockholders ratify the appointment by the board of directors of our accountants each year, our board of directors believes it is appropriate to submit its selection to the stockholders for their approval and to abide by the result of the stockholders’ vote.

Audit fees

      The aggregate fees for professional services rendered by Ernst & Young in connection with their audit of our annual consolidated financial statements and their review of our interim consolidated financial statements included in our quarterly reports on Form 10-Q for fiscal 2001 were approximately $106,000.

Financial information systems design and implementation fees

      For fiscal 2001, Ernst & Young rendered no professional services relating to the design and implementation of financial information systems.

All other fees

      The aggregate fees for all other services rendered by Ernst & Young for fiscal 2001 was approximately $167,000, of which $146,000 related to tax services and statutory audits for some of our foreign subsidiaries.

Ratification of appointment

      Our board of directors recommends that the stockholders ratify the appointment of Ernst & Young as independent accountants to audit our consolidated financial statements for the fiscal year ending November 30, 2002. We expect that representatives of Ernst & Young will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

      Our board of directors recommends that you vote FOR the proposal to ratify the appointment of Ernst & Young as our independent accountants for the fiscal year ending November 30, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

      Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during fiscal 2001 and Forms 5 and amendments thereto furnished to us with respect to fiscal 2001, or written representations that Form 5 was not required for fiscal 2001, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner, except that the Forms 3 filed by each of Drs. Cooper, Larner and Maxwell were not filed within 10 days of the date they each became an executive officer.

STOCKHOLDER PROPOSALS

      Stockholder proposals for inclusion in our proxy materials relating to our 2003 annual meeting of stockholders or special meeting in lieu thereof must be received by us at our executive offices no later than November 26, 2002 or, if the date of that meeting is more than 30 calendar days before or after April 26, 2003, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

      In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the board of directors must give timely written notice to our clerk in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled annual meeting, must describe the business to be brought before the meeting and must provide specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. If we hold a special meeting in lieu of our 2003 annual meeting before April 18, 2003, and if we give less than 70 days’ notice or prior public disclosure of the date of that special meeting, then the stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the special meeting and (2) the day on which we publicly disclosed the date of the special meeting. Currently, in order to bring an item of business before the 2003 annual meeting in accordance with our by-laws, a stockholder must deliver the requisite notice of that item of business to us between January 18, 2003 and February 17, 2003.

AVAILABLE INFORMATION

      Stockholders of record on March 21, 2002 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about our firm. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

CRVCM-PS-02

Appendix A

CHARLES RIVER ASSOCIATES INCORPORATED

1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

SECTION 1.  PURPOSE

     This 1998 Incentive and Nonqualified Stock Option Plan (the “Plan”) of Charles River Associates Incorporated (the “Company”), is designed to provide additional incentive to executives and other key employees of the Company, and any parent or subsidiary of the Company, and to certain other individuals providing services to or acting as directors of the Company or any such parent or subsidiary. The Company intends that this purpose will be effected by the granting of incentive stock options (“Incentive Stock Options”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options (“Nonqualified Options”) under the Plan which afford such executives, key employees or other individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock. The Company intends that Incentive Stock Options issued under the Plan will qualify as “incentive stock options” as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. As used in the Plan the terms “parent” and “subsidiary” shall have the respective meanings set forth in Section 424 of the Code.

SECTION 2.  ADMINISTRATION

     2.1    The Plan Administrator. The Plan shall be administered by the Plan Administrator (the “Plan Administrator”), which shall consist of the Board of Directors of the Company (the “Board”) or, if appointed by the Board, a committee consisting of at least two “Disinterested Directors.” As used herein, the term Disinterested Director means any director of the Company who (i) is not a current employee of the Company or a member of an “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliate”), (ii) is not a former employee of the Company or any Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliate’s taxable year (iii) has not been an officer of the Company or any Affiliate; and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. If the Plan is not administered by the Board, none of the members of the Plan Administrator shall be an officer or other employee of the Company. It is the intention of the Company that the Plan, if not administered by the Board, shall be administered by a committee having two or more “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), but the authority and validity of any act taken or not taken by the Plan Administrator shall not be affected if any person administering the Plan is not a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Plan Administrator shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Plan Administrator shall require the affirmative vote of a majority of all members thereof.

     2.2    Powers of the Plan Administrator. Subject to the terms and conditions of the Plan, the Plan Administrator shall have the power:

(a) To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons;

(b) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Plan Administrator may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Plan Administrator in the exercise of this power shall be final and binding upon the Company and optionees;

(c) To make, in its sole discretion, changes to any outstanding option granted under the Plan, including: (i) to reduce the exercise price, (ii) to accelerate the vesting schedule or (iii) to extend the expiration date; and

(d) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3.  STOCK

     3.1    Stock to be Issued. The stock subject to the options granted under the Plan shall be shares of the Company’s authorized but unissued common stock, without par value (the “Common Stock”), or shares of the Company’s Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 2,470,000 shares of Common Stock, which number shall increase on the first day of each fiscal year commencing before the expiration of the Plan by an amount equal to the lesser of (i) 400,000 shares of Common Stock or (ii) four percent (4%) of the number of shares of Common Stock outstanding on the last day of the fiscal year immediately preceding the increase; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

     3.2    Expiration, Cancellation or Termination of Option. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

     3.3    Limitation on Grants. In no event may any Plan participant be granted options with respect to more than 150,000 shares of Common Stock in any calendar year. The number of shares of Common Stock issuable pursuant to an option granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an option is subsequently reduced, the transaction shall be deemed a cancellation of the original option and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

SECTION 4.  ELIGIBILITY

     4.1    Persons Eligible. Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or any parent or subsidiary of the Company. Nonqualified Options may be granted to officers or other employees of the Company or any parent or subsidiary of the Company, and to members of the Board and consultants or other persons who render services to the Company or any such parent or subsidiary (regardless of whether they are also employees), provided, however, that options may be granted to members of the Board who are neither employees of the Company or any such parent or subsidiary nor consultants who provide economic consulting services to or in conjunction with the Company or any such parent or subsidiary (“Outside Directors”) only as provided in Section 4.4.

     4.2    Greater-Than-Ten-Percent Stockholders. Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a “greater-than-ten-percent stockholder”), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such option is granted, and (ii) that such option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

     4.3    Maximum Aggregate Fair Market Value. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or any parent or subsidiary for the issuance of incentive stock options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code or any other applicable law or regulation). Any option granted in excess of the foregoing limitation shall be specifically designated as being a Nonqualified Option.

     4.4    Option Grants to Outside Directors.

(a) Grant of Options Upon Election to Board. Each Outside Director joining the Board at or subsequent to the meeting of the Company’s stockholders at which the Plan is approved (the “Approval Meeting”) shall automatically be granted, upon such Outside Director so joining the Board, an initial Nonqualified Option to purchase 10,000 shares of Common Stock. Such Nonqualified Option shall vest and become exercisable in three equal annual installments cumulatively beginning on the first anniversary of the date of grant.

(b) Grant of Options Upon Re-Election to Board or Continuation on the Board. Each Outside Director who shall be re-elected by the stockholders of the Company to the Board at or subsequent to the Approval Meeting shall automatically be granted, immediately following the meeting of stockholders at which such Outside Director shall be re-elected, a Nonqualified Option to purchase 5,000 shares of Common Stock. In addition, each Outside Director whose term of office shall not expire at any annual meeting of stockholders or special meeting in lieu thereof subsequent to the Approval Meeting and who shall remain an Outside Director after such meeting shall automatically be granted, immediately following such meeting, a Nonqualified Option to purchase 5,000 shares of Common Stock. Each Nonqualified Option described in this Section 4.4(b) shall vest and become exercisable in full on the first anniversary of the date of grant.

(c) Purchase Price. The purchase price per share of Common Stock under each Nonqualified Option granted pursuant to this Section 4.4 shall be equal to the fair market value of the Common Stock on the date the Nonqualified Option is granted, such fair market value to be determined in accordance with the provisions of Section 6.3.

(d) Expiration. Each Nonqualified Option granted to an Outside Director under this Section 4.4 shall expire on the fifth anniversary of the date of grant with respect to all Nonqualified Options so granted prior to the date of the approval of this Plan by the Company’s stockholders in 1999 and the tenth anniversary of the date of grant with respect to all other Nonqualified Options so granted.

SECTION 5.  TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE

     5.1    Termination of Employment. Except as may be otherwise expressly provided herein, options shall terminate on the earlier of:

(a) the date of expiration thereof; or

(b) immediately upon the termination of the optionee’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as determined by the Company or such parent or subsidiary), without cause or voluntarily by the optionee;

provided, however, that Nonqualified Options granted to persons who are not employees of the Company (or any parent or subsidiary of the Company) need not, unless the Plan Administrator determines otherwise, be subject to the provisions set forth in clause (b) above.

     An employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company (or any such parent or subsidiary). Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be determined by the Plan Administrator at the time thereof.

     As used herein, “cause” shall mean (x) any material breach by the optionee of any agreement to which the optionee and the Company (or any parent or subsidiary of the Company)

are both parties, (y) any act or omission to act by the optionee which may have a material and adverse effect on the business of the Company (or any such parent or subsidiary) or on the optionee’s ability to perform services for the Company (or any such parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company (or any such parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary).

     5.2    Death or Retirement of Optionee. In the event of the death of the holder of an option that is subject to clause (b) of Section 5.1 above prior to termination of the optionee’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option at the time of his death.

     If, before the date of the expiration of an option that is subject to clause (b) of Section 5.1 above, the optionee shall be retired in good standing from the Company for reasons of age or disability under the then established rules of the Company, the option shall terminate on the earlier of such date of expiration or ninety (90) days after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which he was entitled to exercise such option immediately prior to such retirement.

SECTION 6.  TERMS OF THE OPTION AGREEMENTS

     Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Plan Administrator shall from time to time deem appropriate. Such provisions or conditions may include, without limitation, restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Plan Administrator; provided, however, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     6.1    Expiration of Option. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Stock Option, be later than the tenth anniversary (fifth anniversary in the case of a greater-than-ten-percent stockholder) of the date on which the option was granted or as specified in Section 5 of this Plan.

     6.2    Exercise. Each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Plan Administrator in its discretion may specify upon granting the option.

     6.3    Purchase Price. The purchase price per share under each option shall be determined by the Plan Administrator at the time the option is granted; provided, however, that the option price of any Incentive Stock Option shall not, unless otherwise permitted by the Code or other applicable law or regulation, be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-ten-percent stockholder) and the option price of any Nonqualified Option shall not be less than 85% of the fair market value of the Common Stock on the date the option is granted. For the purpose of the Plan the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) National Market System or, if the Common Stock is not listed on the Nasdaq National Market System, the mean of the bid and asked prices per share on the date of grant of the option or, if the Common Stock is not traded over-the-counter, the fair market value as determined by the Plan Administrator.

     6.4    Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by the optionee. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, permit the transfer or assignment of a Nonqualified Option by the original optionee for no consideration to: (i) any member of the optionee’s Immediate Family; (ii) any trust solely for the benefit of members of the optionee’s Immediate Family; (iii) any partnership whose only partners are members of the optionee’s Immediate Family; or (iv) any limited liability company or corporate entity whose only members or other equity owners are members of the optionee’s Immediate Family. For purposes of this Section 6.4, “Immediate Family” means an optionee’s parents, spouse, children and grandchildren. Nothing contained in this Section 6.4 shall be construed to require the Plan Administrator to give its approval to any transfer or assignment of any Nonqualified Option or portion thereof, and approval to transfer or assign any Nonqualified Option or portion thereof does not mean that such approval will be given with respect to any other Nonqualified Option or portion thereof. The transferee or assignee of any Nonqualified Option shall be subject to all of the terms and conditions applicable to such Nonqualified Option immediately prior to the transfer or assignment and shall be subject to any conditions prescribed by the Plan Administrator with respect to such Nonqualified Option. In particular, and without limiting the generality of the foregoing, the termination of employment, retirement or death of the original optionee shall continue to determine the term and time for exercise of such Nonqualified Option for purposes of Sections 5.1 and 5.2 above.

     6.5    Rights of Optionees. No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered certificates representing such shares to the optionee.

     6.6    Certain Rights of the Company. The Plan Administrator may in its discretion provide upon the grant of any option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Plan Administrator all or any number of shares purchased upon exercise of such option or a right of first refusal in connection with subsequent transfer of any or all of such shares. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Plan Administrator at the time the option for the shares subject to repurchase is granted. In the event the Plan Administrator shall grant options subject to the Company’s repurchase option or right of first refusal, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company’s repurchase option or right of first refusal.

     6.7    “Lockup” Agreement. The Plan Administrator may in its discretion specify upon granting an option that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the optionee shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the optionee will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 7.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     7.1    Method of Exercise. Any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the “Notice”), accompanied by payment for such shares.

     7.2    Payment of Purchase Price. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either by (i) cash or check equal to the option price for the number of shares specified in the Notice, or (ii) with the consent of the Plan Administrator, other shares of Common Stock which (a) either have been owned by the optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (b) have a fair market value on the date of surrender not greater than the aggregate option price of the shares as to which such option shall be exercised, (iii) with the consent of the Plan Administrator, delivery of such documentation as the Plan Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the option price, (iv) with the consent of the Plan Administrator, such other consideration which is acceptable to the Plan Administrator and which has a fair market value equal to the option price of such shares, or (v) with the consent of the Plan Administrator, a combination of (i), (ii), (iii) or (iv). For the purpose of the preceding sentence, the fair market value per share of Common Stock so delivered to the Company shall be determined in the manner specified in Section 6.3. As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee’s name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

SECTION 8.  CHANGES IN COMPANY’S CAPITAL STRUCTURE

     8.1    Rights of Company. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8.2    Recapitalizations, Stock Splits and Dividends. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised his option in full immediately prior to such event; and (ii) the number and class of shares set forth in each of Sections 3.1, 3.3 and 4.4 shall be adjusted by substituting therefor that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock immediately prior to the event requiring adjustment would own as the result of such event.”

     8.3    Merger without Change of Control. After a merger of one or more corporations with or into the Company or after a consolidation of the Company and one or more corporations in which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the shares of Common Stock as to which such option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or Common Stock) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option shall be so exercised.

     8.4    Change of Control. If the Company is merged with or into or consolidated with another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, then in such event either:

     (a)    subject to the provisions of clause (c) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of the shares of Common Stock as to which such option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or common stock) to which such holder would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or disposition if, immediately prior to such event, such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which such option shall be so exercised;

     (b)    the Plan Administrator may accelerate the time for exercise of some or all unexercised and unexpired options so that from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Plan Administrator such accelerated options shall be exercisable in full; or

     (c)    all outstanding options may be canceled by the Plan Administrator as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Plan Administrator shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 10-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

     8.5    Adjustments to Common Stock Subject to Options. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

     8.6    Miscellaneous. Adjustments under this Section 8 shall be determined by the Plan Administrator, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.  GENERAL RESTRICTIONS

     9.1    Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     9.2    Compliance with Securities Laws. The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provision of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the “Act”), upon exercise of any option, the Company shall not be required to issue such shares unless the Plan Administrator has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Plan Administrator shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be pledged, hypothecated, sold or otherwise transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     9.3    Employment Obligation. The granting of any option shall not impose upon the Company (or any parent or subsidiary of the Company) any obligation to employ or continue to employ any optionee; and the right of the Company (or any such parent or subsidiary) to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him/her.

     9.4    Withholding Tax. Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option, the Company shall be entitled to require as a condition of delivery that the optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

SECTION 10.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may modify, revise or terminate this Plan at any time and from time to time, except that (i) the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to this Plan shall not be changed or increased, other than by operation of Section 8 hereof, without the consent of the stockholders of the Company and (ii) the provisions of Section 4.4 shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

SECTION 11.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 12.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective upon its adoption by the Board of Directors. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of Common Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to Section 10 hereof, whichever shall first occur.

* * * * * * * *

     The terms of the UK Approved Part of the Charles River Associates Incorporated 1998 Incentive and Nonqualified Stock Option Plan are as follows:

1.	Interpretation

(1)	The following words and expressions have the following meanings except where the context otherwise requires:

"Acquisition Price” the price, as determined by the Plan Administrator, at which each Share subject to an Option may be acquired on the exercise of that Option, which must not be less than the Market Value of a Share at the Date of Grant or if the Option relates to unissued Shares, its nominal value, if greater.
The Acquisition Price may be varied under Rule 11 and, if Rule 13 has been applied, the “Acquisition Price” shall be the price for the acquisition of a share in the company whose shares are scheme shares determined under Rule 13;

"Approval” approval of the UK Approved Part as a share option scheme under Schedule 9 of the ICTA;

"Approved Part” the UK Approved Section of the Plan, in its present form, as from time to time amended in accordance with the rules;

"Auditors” the auditors for the time being of the Company whose shares are scheme shares;

"Control” has the same meaning as in Section 840 of the ICTA;

"Date of Grant” the date on which an Option is granted under Rule 3;

"Eligible Employee” any person holding Employment who is not precluded from participating in the Scheme by paragraph 8 of Schedule 9 of the ICTA;

"Employment” employment as an employee or director of the Company or any Affiliate who is resident in the United Kingdom and who is required to devote substantially the whole of his working time to the performance of his duties;

"Grant Period” the period of 42 days commencing on the day after any of the following:

(a)	the date on which the Company releases its interim results or its final results for any financial period; or

(b)	the date on which listing particulars or a document containing equivalent information relating to Shares is issued; or

(c)	the date on which Approval is given;

provided that no Option may be granted until Approval has been obtained.

"Group” the Company and its Subsidiaries which are under the Control of the Company;

"ICTA” Income and Corporation Taxes Act 1988;

"Issue or Reorganisation” any variation in the capital of the Company (or any other company whose shares are scheme shares following an exchange of options pursuant to Rule 13) arising from or in connection with a capitalisation issue, an offer to the holders of Shares by way of rights, a subdivision, consolidation, reduction or other variation of share capital;

"Market Value” means an amount equal to the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 agreed in advance for the purposes of the Scheme with the Shares Valuation Division of the Inland Revenue;

"Option” means a right to acquire Shares under the UK Approved Part;

"Other Executive Option Scheme” any Other Option Scheme the grant of any option under which is in practice substantially limited to persons of executive status;

"Other Option Scheme” any employee share option scheme adopted by the Company in the United Kingdom, other than the Plan, providing for the issue of Shares;

"Participating Company” any company within the Group to which the Plan Administrator from time to time extends the Scheme;

"Remuneration” at any particular time, an Eligible Employee’s relevant emoluments for the current or preceding year of assessment (whichever of those years gives the greater amount) or, if there were no relevant emoluments for the preceding year of assessment, his relevant emoluments for the period of twelve months beginning with the first day during the current year of assessment in respect of which there are relevant emoluments and “relevant emoluments” has the meaning ascribed to it in paragraph 28(4) of Schedule 9 of the ICTA;

"Share” a share of common stock of the Company or, if Rule 13 has been applied, the company whose shares are scheme shares which satisfies the conditions of paragraphs 10 to 14 of Schedule 9 of the ICTA;

"Subsidiary” a company which is a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985;

(2)	Other words or expressions, so far as not inconsistent with the context, shall have the same meanings as in Schedule 9 of the ICTA or the rules of the Plan.

(3)	Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

(4)	Any reference, express or implied, to an enactment includes references to:

(a)	that enactment as amended, extended or applied by or under any other enactment; and

(b)	any enactment which that enactment re-enacts (with or without modification).

"UK Approved Part” the UK Approved Section of the Plan, in its present form, as from time to time amended in accordance with the rules.

2.	Eligibility

No person is entitled as of right to participate in the UK Approved Part. The Plan Administrator may decide from time to time which Eligible Employee or Eligible Employees may participate and the extent of the participation.

3.	Grant of Options

(1)	The Plan Administrator may adopt any procedure for granting Options. Options may be granted by the Plan Administrator. The form for the time being of any Option certificate or other document shall be determined by the Plan Administrator subject to the approval of the Inland Revenue.

(2)	Options shall be granted by deed. A single deed of grant may be executed in favour of any number of persons.

(3)	The Date of Grant of an Option shall be the day on which the deed granting the Option is executed, or such later date as may be approved in the deed.

(4)	A participant who is granted an Option by deed may, with the consent of the Plan Administrator, renounce the Option, in whole or in part, within 30 days of the Date of Grant and, to the extent renounced, shall be treated as if it had never been granted.

(5)	If Shares are listed or dealt in on the Unlisted Securities Market of the London Stock Exchange the Date of Grant must be chosen so that each dealing day used to determine the Acquisition Price lies within a Grant Period. However, Options may be granted at any other time when the Plan Administrator considers that there are exceptional circumstances justifying the grant of Options.

(6)	An Option certificate or deed of grant shall be sent to the Optionee as soon as practicable after an Option has been granted.

(7)	An Option shall constitute a contract between the Company and the Optionee incorporating the provisions of the UK Approved Part and the Plan so far as relevant.

(8)	An Option shall not be granted to an Eligible Employee if he is bound to retire in accordance with the terms of his contract of employment within two years of the Date of Grant.

4.	Performance Requirements

(1)	The Plan Administrator may grant an Option to an Eligible Employee subject to such objective additional terms and conditions as they consider appropriate.

(2)	The Plan Administrator may subsequently alter or waive any additional terms and conditions imposed under sub-rule (1) provided that any alteration to a term or condition relating to performance must be such that the altered term or condition reflects a fairer measure of the performance required and is no more difficult to satisfy than the term or condition at the Date of Grant.

(3)	The circumstances in which the Plan Administrator may alter or waive the additional terms and conditions imposed shall be specified in the letter of invitation (if the invitation procedure is used) or in the letter enclosing the option certificate or in the deed of grant.

(4)	The Plan Administrator must act fairly and reasonably in imposing, altering or waiving any terms and conditions and no material terms and conditions may be imposed or subsequently altered or waived without the prior approval of the Board of Inland Revenue.

(5)	Any additional terms and conditions to which an Option is subject under sub-rule 4(1) shall be deemed to be waived in any of the circumstances specified in Rules 8(1)(b), other than retirement at or after any age at which he is bound to retire in accordance with the terms of his contract of employment, 8(1)(c), 13 and 14.

5.	Prohibition on Assignment

(1)	No Option granted under the Scheme may be transferred, assigned, charged or otherwise alienated (without prejudice to any right of a person’s legal personal representatives to exercise the Option following death).

(2)	If an Optionee enters into a composition with his creditors in satisfaction of his debts or a bankruptcy order is made against him his Option will lapse.

6.	Limit on Shares

The total number of Shares which may be issued under the Plan, including the UK Approved Part, shall not exceed the number set forth in the Plan. In the event of an Issue or Reorganisation this number of Shares may be adjusted in such manner as the Plan Administrator decides provided that the adjustment will not have effect unless the Auditors certify in writing that the adjustment is in their opinion fair and reasonable.

7.	Exercise of Options

(1)	Save as provided in Rules 8, 9, 10, 13 and 14, an Option shall be capable of being exercised in full at any time following the earliest of:

(a)	the third anniversary of the Date of Grant;

(b)	the Optionee’s death or ceasing to be in Employment by reason of retirement at any age at which the Optionee is bound to retire in accordance with the terms of his contract of employment, redundancy, injury or disability;

(c)	the Optionee ceasing to be in Employment by reason of the Participating Company by which he is employed ceasing to be under the Control of the Company or by reason of the transfer or sale of the undertaking or part of the undertaking in which he is employed to a person who is not under the Control of the Company;

(d)	the occurrence of the circumstances permitting the exercise of Options specified in Rule 13 or 14.

(2)	If an Option is subject to additional terms and conditions under Rule 4(2) it may only be exercised in accordance with those terms and conditions.

(3)	An Optionee shall not be treated for the purposes of Rule 7, 8 or 9 as ceasing to be in Employment until such time as he is no longer a director or employee of any company within the Group and a female Optionee who ceases Employment by reason of pregnancy or confinement and who is entitled to exercise and subsequently exercises her statutory right (or any corresponding contractual right) to return to work before exercising an Option shall be treated for those purposes as not ceasing to be in Employment.

(4)	An Option may not be exercised by an Optionee at any time when he is ineligible to participate in the UK Approved Part by virtue of paragraph 8 of Schedule 9 of the ICTA.

8.	Lapse of Option

(1)	Unless provided otherwise elsewhere in the Rules, an Option shall lapse to the extent that it has not been exercised (whether or not it became exercisable) by the earliest of:

(a)	the tenth anniversary of the Date of Grant;

(b)	the expiry of 90 days from the date on which the Optionee ceases to be in Employment by reason of retirement at any age at which the Optionee is bound to retire in accordance with the terms of his contract of employment, redundancy, injury or disability, or the date on which the Optionee ceases to be in Employment by reason of the Participating Company by which he is employed ceasing to be under the Control of the Company or the transfer or sale of the undertaking or part of the undertaking in which he is employed to a person who is not under the Control of the Company;

(c)	the expiry of the period referred to in Rule 13;

(d)	the expiry of the period referred to in Rule 14;

(e)	the date on which:

(i)	the Optionee gives or is given notice to leave Employment if he subsequently ceases to be in Employment (and for the avoidance of doubt any purported exercise of the Option during the period of notice shall be of no effect); or

(ii)	the Optionee ceases to be in Employment without any notice having been given in any circumstances other than death and those referred to in sub-paragraphs (b) and (c) of this paragraph unless (being female) she is entitled to exercise and subsequently does exercise the statutory right (or any corresponding contractual right) to resume Employment after an absence due to pregnancy or confinement.

(2)	If an Optionee dies at any time when his Option is outstanding whether or not it is then capable of being exercised, the Option shall be and remain capable of exercise until the expiry of 90 days from the date of his death but shall lapse earlier in the circumstances specified in Rule 13 or Rule 14.

(3)	An Option shall not lapse by virtue of this Rule if the occasion for lapse falls in a period when the Option is capable of being exercised under Rule 13 but the Option shall lapse on the expiry of that period or, if earlier, one year after the date of the Optionee’s death.

9.	Cessation of Employment — Special Circumstances

(1)	If an Optionee ceases to be in Employment, whether or not within the period specified in sub-rule 7(1)(a), in circumstances in which his Option is not exercisable under Rule 7 or would lapse immediately under Rule 8 the Plan Administrator, acting fairly and reasonably, may in its discretion permit his Option to be exercisable in whole or in part during such period (but not later than one year after his death) and on such other terms as they may decide.

(2)	If an Option would lapse at the end of any period specified in Rule 8 following the cessation of the Optionee’s Employment the Plan Administrator may defer the lapse of his Option until the end of such longer period as it may determine, acting fairly and reasonably, but not later than one year after his death and not exceeding a period which expires three years and six months after the Date of Grant or, if longer, three years and six months after the last occasion on which the Optionee exercised an option in circumstances qualifying for relief from income tax under Section 185 of the ICTA.

(3)	If an Optionee ceases to be in Employment but continues to provide services to the Group on a part-time basis as an employee or a director or on a self-employed basis the Plan Administrator may determine acting fairly and reasonably that his Option shall neither become exercisable nor lapse by virtue of such cessation and that Rules 8 to 10 shall apply when he subsequently ceases to provide services to the Group, or in such other circumstances as the Plan Administrator may determine, acting fairly and reasonably, with such modifications as are necessary.

10.	Manner of Exercise and Issue or Transfer of Shares

(1)	An Option may be exercised by the Optionee giving notice of exercise in a form approved by the Plan Administrator accompanied by the relevant option certificate or deed of grant and payment of the total Acquisition Price of the Shares in respect of which the Option is exercised.

(2)	The Company shall allot or procure the transfer of the Shares in respect of which the Option has been exercised within 30 days of the date of exercise.

(3)	Shares issued under the UK Approved Part will rank pari passu in all respects with issued Shares of the same class. However, they will not be entitled to any rights attaching to Shares by reference to a record date prior to the date of exercise of the Option.

(4)	An Option may be exercised in whole or in part and, in the event of an Option being exercised in part the Plan Administrator may call in or cancel any outstanding option certificate or deed of grant and furnish the Optionee with details of the date on which the Option was last exercised and the number of Shares outstanding under the Option. The Directors may determine, acting fairly and reasonably, that the Option may only be exercised in respect of a reasonable minimum number of Shares and/or in respect of a multiple of any round number of Shares, or in respect of the balance of Shares outstanding in the Option.

(5)	The allotment or transfer of Shares under the Plan is subject to obtaining any approval or consent required under any applicable regulations or enactment.

11.	Issue or Reorganisation

(1)	In the event of any Issue or Reorganisation:

(a)	the number of Shares comprised in an Option; and/or

(b)	the Acquisition Price under an Option may be adjusted in such manner as the Plan Administrator decides subject to the prior approval of the Inland Revenue and the written concurrence of the Auditors that in their opinion the adjustment is fair and reasonable.

(2)	Following an adjustment under paragraph (1) above, Shares must continue to comply with paragraphs 10 to 14 of Schedule 9 of the ICTA.

(3)	If an Option relates to unissued Shares an adjustment under paragraph (1) above may reduce or further reduce the Acquisition Price below the nominal value of a Share if:

(a)	a part of the reserves of the Company equal to the difference between the adjusted Acquisition Price and the nominal value of the Shares concerned (“Relevant Amount”) may be capitalised if the Option is exercised so as to pay up the Relevant Amount; and

(b)	the Company has sufficient reserves available.

(4)	The Plan Administrator may notify Optionees of any adjustments made under this Rule 11 and may call in, cancel, endorse, issue or reissue any option certificate or deed of grant following an adjustment.

12.	Takeover and Reconstruction

(1)	If:

(a)	a general offer is made to acquire the whole of the issued ordinary share capital of the Company (or such part thereof as is not at the time owned by the offeror or any company controlled by the offeror and/or persons acting in concert with the offeror) and after the announcement of the general offer the offeror (and any such companies and/or persons) acquires Control of the Company, or

(b)	a general offer is made to acquire the whole of the issued ordinary share capital of the Company (or such part thereof as aforesaid) by any person who (together with any company controlled by such person and/or persons acting in concert with him) has Control of the Company, a participant may, subject to the provisions of Rule 7, be entitled to exercise his Option at any time during the period of six months following, in the case of an offer within paragraph (a) above, the date of the acquisition of Control and, in the case of an offer within paragraph (b) above, the date on which the offer is made or, if the offer was conditional, the later date on which the offer becomes unconditional.

(2)	The Company shall use its best endeavours to procure that if a participant is allotted Shares pursuant to the exercise of Options in accordance with Rule 10(1) then if such Shares were not the subject of the said general offer the offeror shall make an offer to acquire from the participant his Shares upon the same terms as Shares of the same class were acquired under the general offer.

13.	Exchange of Options

If any company (the “acquiring company”) obtains Control of the Company as a result of making:

(i)	a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

(ii)	a general offer to acquire all the shares in the Company which are of the same class as the scheme shares,

any participant may at any time within the appropriate period, by agreement with the acquiring company, release his Option (“old rights”) in consideration of the grant to him of rights (“new rights”) which are equivalent to his Option but relate to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule 9 of the ICTA). “The appropriate period” and “equivalent” have the same meaning as in paragraph 15 of Schedule 9 of the ICTA and accordingly the new rights shall not be regarded for the purpose of the Scheme as equivalent to the old rights unless:

(a)	the shares to which they relate satisfy the conditions specified, in relation to scheme shares, in paragraphs 10 to 14 of Schedule 9 of the ICTA; and

(b)	the new rights will be exercisable in the same manner as the old rights and subject to the provisions of the Scheme as it had effect immediately before the release of the old rights; and

(c)	the total Market Value, immediately before the release, of the shares which were subject to the participant’s old rights is equal to the total market value, immediately after the grant of the shares in respect of which the new rights are granted to the participant; and

(d)	the total amount payable by the participant for the acquisition of shares in pursuance of the new rights is equal to the total amount that would have been payable for the acquisition of shares in pursuance of the old rights.

The new rights shall for the purposes of the UK Approved Part be treated as having been granted at the time when the old rights were granted and references to Shares shall, in relation to the new rights, be taken as references to the shares of the company whose shares are scheme shares. References to the Company shall be taken to be references to the company whose shares are scheme shares in Rules 6, 7, 8, 9, 10, 11, 12(3), and 12(4).

14.	Voluntary Winding Up

If a resolution for a shareholder’s voluntary winding up of the Company is passed, an Optionee may exercise his Option, subject to Rule 8, within three months of the date of the resolution.

15.	Amendment

(1)	Subject to paragraph (2) below the Plan Administrator may by resolution at any time amend the rules of the UK Approved Part in any respect except that any amendment made when the UK Approved Part is approved under Schedule 9 of the ICTA shall not have effect without the prior approval of the Inland Revenue.

(2)	Subject to paragraph (4) below, no amendment to the UK Approved Part to the advantage of Optionees or Eligible Employees may be made:

(a)	to the number of Shares specified in Rule 6 and the provisions for adjustment of that number (except as provided in Rule 6);

(b)	to the definitions of “Acquisition Price”, “Eligible Employee”, “Employment”, “Grant Period”, “Group Remuneration” and “Issue or Reorganisation”;

(c)	which would alter to the advantage of Eligible Employees or Optionees, any of the provisions of Rules 4, 5, 6, 7, 8, 9, 11(4), 11(6), 12, 13, paragraph (2) of this Rule or to the Schedules without the prior approval of a majority of the stockholders of the Company present at a meeting of stockholders.

(3)	No amendment shall be made under paragraph (1) which would abrogate or materially affect adversely the subsisting rights of an Optionee unless it is made with his written consent or by a resolution passed as if the Options constituted a separate class of share capital and the provisions of the Articles of Organisation of the Company relating to class meetings applied to that class mutatis mutandis.

(4)	Paragraph (2) shall not apply to any amendment which:

(a)	is confined to Options which do not involve the issue of new Shares (including the eligibility requirements and the terms of such Options insofar as they do not involve the issue of new Shares); or

(b)	is not so confined and affects the limit in Rule 7(3) provided that the Plan Administrator is reasonably satisfied that the purpose or effect of the amendment is substantially to comply with any current published guidelines issued by institutional investors; or

(c)	is not so confined and:

(i)	is necessary or desirable in order to obtain or maintain Inland Revenue approval of the Approved Part under Schedule 9 of the ICTA or any other enactment, or to comply with or take account of the provisions of any proposed or existing legislation or of any Inland Revenue practice or concession, or to obtain or maintain favourable taxation treatment of the Company, any Subsidiary or any Optionee; and

(ii)	does not affect the basic principles of the Approved Part.

16.	Duration and Termination

No Options may be granted under the Approved Part more than ten years after the date of adoption of the Approved Part by the Company. The Plan Administrator may at any time terminate the Approved Part and no further Options will be granted after that date, but Options granted before that date will continue to be valid and exercisable in accordance with these Rules.

CHARLES RIVER ASSOCIATES
INCORPORATED

c/o EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

[X]	Please mark
votes as in
this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY OF THE PROPOSALS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

					FOR AGAINST ABSTAIN
					[ ] [ ] [ ]
1.	Election of Class I Directors			2.	To amend CRA’s 1998 Incentive and Nonqualified Stock Option Plan to increase
	Nominees:	(01) William F. Concannon, (02) Rowland T. Moriarty and (03) Steven C. Salop			the number of shares of common stock that may be issued under the plan from 1,870,000 to 2,470,000 and to add a provision automatically increasing the maximum number of shares on an annual basis by the lesser of 400,000 shares or 4% of the number of common shares outstanding at the end of each fiscal year.

		FOR [ ]	[ ] WITHHELD
		ALL NOMINEES	FROM ALL NOMINEES

	[ ]		MARK HERE IF YOU PLAN TO ATTEND THE [ ] MEETING	3.	To ratify the appointment of Ernst & Young LLP as CRA’s independent accountants. [ ] [ ] [ ]

		For all nominees except as
		noted above
					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]
					Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.

					Please sign exactly as name(s) appears on stock certificate. If shares are held as joint tenants, both should sign. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign in full partnership name by an authorized partner or other person. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                                                  Date:               Signature:                                                               Date:

DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHARLES RIVER ASSOCIATES INCORPORATED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH PROPOSAL.

[LOGO] CHARLES RIVER ASSOCIATES INCORPORATED

Proxy for Annual Meeting of Stockholders
to be held on April 26, 2002

     The undersigned stockholder of Charles River Associates Incorporated (“CRA”), revoking all prior proxies, hereby appoints James C. Burrows, Franklin M. Fisher and Michael J. Tubridy, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of CRA which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CRA, to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th floor, Boston, Massachusetts, on Friday, April 26, 2002, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting dated March 22, 2002 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Annual Meeting of any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE